Exhibit 10.3

Escrow Agreement

ESCROW AGREEMENT (this “Agreement”) entered into as of August 1, 2016, among CHP II Partners, LP, a Delaware limited partnership (“CHP II OP”), REIT Funding, LLC, a Georgia limited liability company (“RF”), and Cushing, Morris, Armbruster & Montgomery, LLP, a Georgia limited liability partnership (“Escrow Agent”).  The parties hereto agree as follows:

This Agreement is being entered into in connection with the transactions described in the Confidential Private Placement Memorandum dated July 13, 2016 regarding the offering by CNL Healthcare Properties II, Inc. (the “REIT”) and CHP II OP to 125 investors, each investor to purchase shares of common stock from the REIT and a promissory note from CHP II OP in the principal amount of $2,500 (each, a “Note” and collectively the “Notes”).  A form of Note is attached as Exhibit A.

1.Appointment as Escrow Agent.  The parties hereto hereby appoint Escrow Agent, and Escrow Agent agrees to act, as escrow agent on and subject to the terms and conditions of this Agreement.

2.Escrowed Funds

2.1Promptly after the parties’ execution of this Agreement, CHP II OP will (or will cause one of its affiliates to) pay to Escrow Agent $383,000.00 in immediately available funds (in accordance with written wiring instructions from Escrow Agent).  Such funds received by Escrow Agent from CHP II OP hereunder are called herein the “escrowed funds.”

2.2Escrow Agent will hold the escrowed funds in escrow hereunder.

2.3Escrow Agent will hold the escrowed funds in its IOLTA trust account as maintained by Escrow Agent from time to time in accordance with the applicable requirements of the State Bar of Georgia.  Currently, Escrow Agent maintains its IOLTA trust account with State Bank & Trust Company.  The escrowed funds shall be invested only in a cash bank account and not in a money market fund or any investments.  Any interest or other earnings on the escrowed funds will be disposed of in accordance with Escrow Agent’s standard practices for its IOLTA trust account (in accordance with the applicable requirements of the State Bar of Georgia).  In general, the net earnings on the IOLTA trust account are paid to the Georgia Bar Foundation.  Accordingly, none of the interest or other earnings on the escrowed funds will become part of the escrowed funds.

2.4RF and CHP II OP agree that the escrowed funds are to be held by Escrow Agent as security for the Notes until the REIT has raised $10,000,000 in gross proceeds in its initial public offering of common stock (the “Offering Threshold”) or, if earlier the principal, interest and any prepayment premiums on the Notes have been paid in full in accordance with their terms (the “Note Satisfaction”), in either case, at which point the escrowed funds shall be returned to CHP II OP.  Once the REIT has raised the Offering Threshold in its initial public offering of common stock or upon the Note Satisfaction, CHP II OP shall send written notice to Escrow Agent and RF notifying them of such fact and providing instructions with respect to releasing the Escrow Funds to CHP II OP.  Escrow Agent shall thereafter provide RF with ten business days to object, through written notice to Escrow Agent and CHP II OP, to such release of the escrowed funds, if it has good reason to believe that neither the Offering Threshold nor Note Satisfaction has been achieved.

2.5   If, prior to the Offering Threshold or Note Satisfaction being achieved, an Event of Default under the Notes has occurred and not been cured in accordance with Section 2.02 of the Notes, and the Notes shall have become due and payable in accordance with Section 2.02 of the Notes, then RF shall send written notice to Escrow Agent and CHP II OP notifying them of such fact and providing instructions with respect to releasing the escrowed funds to RF for the benefit of repaying principal and interest to the Noteholders.  Escrow Agent shall thereafter provide CHP II OP with ten business days to object, through written notice to Escrow Agent and RF, to such release of the escrowed funds, if it has good reason to believe that the Notes have not become due and payable in accordance with Section 2.02 of the Notes

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2.5If there are any disputes as to whether the Escrow Agent is obligated to deliver any of the escrowed funds delivered to it pursuant hereto, the Escrow Agent shall not be obligated to make any delivery, but in such event, may hold the same until receipt by the Escrow Agent of an authorization in writing signed by all the parties having an interest in such dispute, directing the disposition of same.  If such written authorization is not given, or if proceedings for such determination are not commenced and diligently continued, the Escrow Agent may, but is not required to, bring an appropriate proceeding for leave to deposit said monies and/or documents in the registry of a court having jurisdiction in the state in which the Escrow Agent’s principal office is located pending such determination.  The Escrow Agent shall be reimbursed by CHP II OP (without prejudice of any rights or remedies that CHP II OP may have against other parties hereto) for all costs and expenses incurred in connection with any such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements through all investigations and proceedings.  In the event the Escrow Agent places the escrowed funds it holds in the registry of a court pursuant to this Section 2.5 and files an action of interpleader naming the parties having an interest in such dispute, the Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith.

3.Termination.  This Escrow Agreement will terminate when Escrow Agent has released all the escrowed funds pursuant to section 2 hereof.

4.Succession in Office of Escrow Agent.  Escrow Agent may resign as Escrow Agent by giving written notice to the other parties hereto at least 30 days in advance of the stated effective date of the resignation.  Escrow Agent may be removed as Escrow Agent at any time, with or without cause, by written notice given to Escrow Agent by CHP II OP and RF.  If the office of Escrow Agent becomes vacant, CHP II OP and RF may appoint a successor Escrow Agent.  If no successor Escrow Agent is appointed within 30 days after the office of Escrow Agent becomes vacant, Escrow Agent may petition any court of competent jurisdiction to appoint a successor Escrow Agent.

5.Exculpation and Indemnification of Escrow Agent.

5.1Escrow Agent shall have no duties except those that are expressly set forth herein.

5.2Escrow Agent shall have no duty hereunder unless and until it has received counterpart(s) of this Agreement bearing signatures of CHP II OP and RF.

5.3Escrow Agent shall be protected in acting upon any written notice, affidavit, request, waiver, consent, receipt or other paper or document furnished to it, not only in assuming its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

5.4In addition to any other protections of Escrow Agent hereunder, Escrow Agent shall not be liable for any error of judgment, mistake of fact or law, or action of any kind taken or omitted to be taken hereunder if (i) in good faith reasonably believed by it to be in accordance with the provisions and intent hereof or (ii) otherwise not constituting gross negligence or willful misconduct by Escrow Agent.

5.5CHP II OP and RF jointly and severally shall indemnify Escrow Agent and each of its owners (partners), employees, and agents (“Indemnified Persons”) against all claims, demands, liabilities, losses, and expenses, including reasonable attorneys’ fees, that may at any time be incurred by or asserted against any of the Indemnified Persons relating to this Agreement, any transaction contemplated hereby, or any act or omission by or on behalf of Escrow Agent hereunder, except to the extent directly resulting from Escrow Agent’s gross negligence or willful misconduct.

5.6If Escrow Agent is uncertain as to the proper disposition of any of the escrowed funds, Escrow Agent in its sole discretion may deposit the escrowed funds with a court of competent jurisdiction, together with such pleadings as Escrow Agent deems appropriate, whereupon Escrow Agent shall have no further obligation hereunder.

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6.Compensation of Escrow Agent.  Upon the execution of this Agreement by all parties, CHP II OP will pay Escrow Agent $2,500 as a fee for Escrow Agent serving as Escrow Agent hereunder.

7.Effect of Certain Provisions as between CHP II OP and RF.  The provisions of this Agreement concerning exculpation and indemnification of Escrow Agent shall not affect any rights or obligations under or in connection with the PPM, any of the transactions contemplated thereby, or any other agreement relating thereto, as between any of CHP II OP (and its affiliates) and RF (and its affiliates).

8.Notices.  All notices, requests, demands, claims, and other communications hereunder (“notices”) shall be in writing. Any notice shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to CHP II OP:

CHP II Partners, LP

Attn. Kevin R. Maddron, Chief Financial Officer

450 South Orange Avenue

Orlando, FL 32801

Telephone: (407) 650-1000

Facsimile: (407) 540-2699

If to RF:

REIT Funding, LLC

Attn. Patrick J. Whelchel

1175 Peachtree St, NE, Suite 2200

Atlanta, Georgia 30361

email pjwhelchel@reit-funding.com

If to Escrow Agent: Cushing, Morris, Armbruster & Montgomery, LLP Attn. Kevin R. Armbruster 191 Peachtree Street, N.E., Suite 4500 Atlanta, Georgia 30303 email kra@cmamlaw.com

Any party may send any notice to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices are to be delivered by giving the other parties notice in the manner herein set forth.

9.Miscellaneous. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  This Agreement may be modified or waived only by a written instrument signed by each party hereto sought to be charged thereby.  This Agreement shall bind and benefit the parties named herein and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without giving effect to any choice- or conflict-of-laws rule that would cause the application of the laws of any jurisdiction other than the State of Georgia).  Any provision of this Agreement that is invalid or unenforceable as to any person or in any situation or jurisdiction shall not affect the validity or enforceability of the remaining provisions hereof or the validity or enforceability of the offending provision as to any other person or in any other situation or jurisdiction. Without limiting the survival of any other provisions of this Agreement as provided herein (including any provision that by its content or nature is intended to survive) or as a matter of law, the provisions of section 5.5 (which relates to indemnification of Escrow Agent), and such other provisions of this Agreement as may be necessary or desirable to enforce or interpret the terms of this Agreement will survive the termination of this Agreement.  Section headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  Wherever the context requires, the masculine, feminine, or neuter gender shall include the other two genders, and the singular shall include the plural and vice versa, and words importing persons shall include entities.  The words “includes” and “including” are not limiting.  This Agreement may be signed in any number of counterparts (and by different parties on separate counterparts) with the same effect as if all parties hereto had signed the same document.

Witness the parties’ signatures.

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CHP II PARTNERS, LP

By: CHP II GP, LLC

       as General Partner

By: /s/ Tracey B. Bracco_________________

Name: Tracey B. Bracco

Title:   Vice President

REIT FUNDING, LLC

By: /s/ Patrick J. Whelchel                             _

Name: Patrick J. Whelchel

Title: VP & General Counsel

CUSHING, MORRIS, ARMBRUSTER & MONTGOMERY, LLP By: /s/ Kevin R. Armbruster____________ Kevin R. Armbruster, Partner

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